Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196430

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
3.45% Senior Notes due 2021	$500,000,000	99.750%	$498,750,000	$50,224.13
4.45% Senior Notes due 2026	$500,000,000	99.889%	$499,445,000	$50,294.12

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-196430) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Prospectus Supplement to Prospectus Dated May 30, 2014

Pioneer Natural Resources Company

$500,000,000 3.45% Senior Notes due 2021

$500,000,000 4.45% Senior Notes due 2026

We will pay interest on the $500,000,000 3.45% Senior Notes due 2021 (the “2021 notes”) and the $500,000,000 4.45% Senior Notes due 2026 (the “2026 notes” and, together with the 2021 notes, the “notes”) each January 15 and July 15. The first interest payment will be made on July 15, 2016. The notes will be senior unsecured obligations of Pioneer Natural Resources Company and will rank equally with all of our existing and future senior indebtedness. There is no sinking fund for the notes. We may redeem the notes, in whole or in part, at any time and from time to time at the redemption prices set forth under “Description of Notes—Optional Redemption” in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2021 Note	Total 2021 Notes	Per 2026 Note	Total 2026 Notes
Public Offering Price(1)	99.750%	$498,750,000	99.889%	$499,445,000
Underwriting Discounts	0.600%	$3,000,000	0.650%	$3,250,000
Proceeds to Pioneer (before expenses)(1)	99.150%	$495,750,000	99.239%	$496,195,000

(1)	Plus accrued interest, if any, from December 7, 2015, if settlement occurs after that date.

The notes will not be listed on a securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes on or about December 7, 2015, in book-entry form through The Depository Trust Company.

Joint Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley

Barclays	Deutsche Bank Securities	Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch	Citigroup	Credit Suisse	J.P. Morgan

Co-Managers

BMO Capital Markets	MUFG	RBC Capital Markets	SOCIETE GENERALE	UBS Investment Bank

The date of this prospectus supplement is November 30, 2015.

Prospectus Supplement

You should rely only on the information provided in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you may only be accurate as of the respective dates thereof. Our business, financial condition and results of operations may have changed since then.

We provide information to you about this offering of our notes in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this

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offering and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus, before you invest. These documents contain information you should consider before making your investment decision.

For the definitions of certain oil and gas terms, see “Definitions of Certain Terms and Conventions Used Herein” in our Annual Report on Form 10-K for the year ended December 31, 2014 (our “2014 Annual Report”).

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-5 of this prospectus supplement and additional information contained in our 2014 Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which are incorporated by reference in this prospectus supplement, for more information about important factors you should consider before investing in the notes in this offering. Unless the context otherwise requires or we indicate otherwise, all references to “we,” “us,” “our,” or “Pioneer” in this prospectus supplement and the accompanying prospectus mean Pioneer Natural Resources Company and its consolidated subsidiaries, and references to “Pioneer USA” mean our wholly-owned subsidiary Pioneer Natural Resources USA, Inc.

Our Company

We are a large independent oil and gas exploration and production company operating in the United States, with continuing field operations primarily in the Permian Basin in West Texas, the Eagle Ford Shale play in South Texas, the Raton field in southeastern Colorado, and the West Panhandle field in the Texas Panhandle.

Our growth plan is primarily anchored by horizontal drilling in the Spraberry/Wolfcamp oil field located in West Texas and the liquid-rich Eagle Ford Shale field located in South Texas. Complementing these growth areas, we have oil and gas production activities and development opportunities in the Raton gas field located in southeastern Colorado, the West Panhandle gas and liquids field located in the Texas Panhandle and the Edwards gas field located in South Texas. Combined, these assets create a portfolio of resources and opportunities that are well-balanced and diversified among oil, natural gas liquids and gas, and that are also well-balanced among long-lived, dependable production and lower-risk exploration and development opportunities. We have a team of dedicated employees who represent the professional disciplines and sciences that we believe are necessary to allow us to maximize the long-term profitability and net asset value inherent in our physical assets.

Our executive offices are located at 5205 N. O’Connor Blvd., Suite 200, Irving, Texas 75039, and our telephone number is (972) 444-9001. Our website is www.pxd.com. The information contained in this website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Pioneer Natural Resources Company.

Securities Offered	$500 million aggregate principal amount of 3.45% Senior Notes due 2021.

$500 million aggregate principal amount of 4.45% Senior Notes due 2026.

Maturity	January 15, 2021 for the 2021 notes.

January 15, 2026 for the 2026 notes.

Interest Payment Dates	January 15 and July 15 of each year, commencing July 15, 2016. Interest on the notes will accrue from December 7, 2015, for the first interest payment and from the most recent interest payment date after the first interest payment.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness. The notes will be structurally subordinated to all obligations of our subsidiaries.

Optional Redemption	We may redeem the 2021 notes in whole or in part at any time prior to December 15, 2020 (one month prior to the maturity date of the 2021 notes) (the “2021 Notes Par Call Date”), and may redeem the 2026 notes in whole or in part at any time prior to October 15, 2025 (three months prior to the maturity date of the 2026 notes) (the “2026 Notes Par Call Date” and, together with the 2021 Notes Par Call Date, the “Par Call Dates” and each a “Par Call Date”), in each case at the redemption prices set forth under “Description of Notes—Optional Redemption.”

If we elect to redeem either series of the notes, in whole or in part, on or after the 2021 Notes Par Call Date with respect to the 2021 notes or the 2026 Notes Par Call Date with respect to the 2026 notes, we will pay an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Offer to Repurchase

If we experience a change of control and a ratings decline with respect to either series of the notes within a certain period of time following the change of control, we must offer to repurchase all of the notes of such series at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Form and Denomination	The notes will be issued in fully registered form. The notes will be represented by one or more global notes, deposited with a trustee as a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfer will be effective only through, records maintained by DTC and its participants.

Subsidiary Guarantees	The notes will not initially be guaranteed by our principal U.S. subsidiary, Pioneer USA, or any of our other subsidiaries. If in the future, however, Pioneer USA guarantees our existing senior notes, Pioneer USA will be required to guarantee the notes on an equal (“pari passu”) basis.

Covenants	The indenture under which the notes will be issued will limit, subject to the exceptions described herein, our ability to place liens on our assets and those of certain of our subsidiaries without securing the notes equally and ratably with the other indebtedness secured by such liens and will limit our ability to engage in certain sale-leaseback transactions. The indenture will also include requirements that must be met if we consolidate or merge with, or sell, lease or convey all or substantially all of our assets to, another entity. See “Description of Notes—Certain Covenants.”

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $992 million, after deducting underwriting discounts (excluding fees and expenses of the offering). We intend to use the net proceeds from this offering for general corporate purposes, including to fund the repayment or repurchase of our 5.875% senior notes due 2016 (the “2016 Notes”) or our 6.65% senior notes due 2017 (the “2017 Notes”), and to pay certain fees and expenses related to this offering.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of Notes—Events of Default.”

Listing	We do not intend to list the notes on any securities exchange.

Governing Law	The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.

RISK FACTORS

If you purchase our notes, you will take on financial risk. Before buying our notes in this offering, you should carefully consider the risks relating to an investment in the notes described below, as well as other information contained in this prospectus supplement and the accompanying prospectus. Additionally, you should carefully consider the risks to our business described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in particular the risks described in our 2014 Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015. These risks could result in the loss of all or part of your investment.

Risks Related to the Notes

The notes will be effectively subordinated to certain of our debt.

The notes will be our senior unsecured obligations and will rank pari passu with all of our other existing and future senior debt. In addition, we are a holding company and conduct substantially all of our operations through subsidiaries, and the notes will be structurally subordinated to all obligations of our subsidiaries. At September 30, 2015, we had $2.7 billion of indebtedness for borrowed money ranking pari passu in right of payment with the notes, and our subsidiaries had aggregate balance sheet liabilities of $1.1 billion.

Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and the consequent right of the holders of the notes to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

Our holding company structure creates a dependence on the earnings of our subsidiaries and may impair our ability to repay the notes.

We are a holding company whose assets consist of direct and indirect ownership interests in, and substantially all of whose business is conducted through, its subsidiaries. Consequently, our ability to repay our debt, including the notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from such subsidiaries through dividends, repayment of intercompany notes or other payments. The ability of our subsidiaries to pay dividends, repay intercompany notes or make other advances to us is subject to restrictions imposed by applicable laws, tax considerations and the terms of agreements governing our subsidiaries.

A change of control may adversely affect our liquidity and require refinancing of our credit facility.

A change of control would constitute a default under our credit facility. Upon such a default, the lenders may declare any outstanding obligations under the credit facility immediately due and payable. We may not have sufficient funds available to repay all of the indebtedness under our credit facility in the event of a change of control. If this occurs, we may be required to refinance the indebtedness under our credit facility. There can be no assurance that we would be able to refinance our indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

A change of control followed by a ratings decline may adversely affect our liquidity and we may not be able to repurchase the notes.

If we experience a change of control and a ratings decline with respect to either series of the notes within a certain period of time following the change of control, we must offer to repurchase all of the notes of such series at a price equal to 101% of the principal amount plus accrued and unpaid interest. We have a similar provision in certain other outstanding series of notes and may consider such a provision in future series. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to such an offer. If this occurs, we may be required to refinance some or all of our indebtedness. There can be no assurance that we would be able to refinance our indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

We and our subsidiaries may still be able to incur substantially more debt, and this could further exacerbate the risks described in this prospectus supplement.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. We will not be restricted under the terms of the notes or the indenture pursuant to which the notes are to be issued from incurring additional indebtedness, including secured debt. In addition, the notes will not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. Our ability to recapitalize, incur additional debt, and to take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we will not be restricted from repurchasing common stock by the terms of the notes.

In the event of a default, we may have insufficient funds to make any payments due on the notes.

A default under the indenture pursuant to which the notes are issued could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the notes.

The notes will not be protected by restrictive covenants.

Except for limitations on liens and sale and leaseback transactions, the indenture will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a change of control involving us except to the extent described under “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes currently have no established trading or other public market.

There is no established trading market for the notes and we do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any public market. We cannot assure you that any market for the notes will develop, or if one does develop, that it will be maintained. If an active market for the notes fails to develop or be sustained, the price and liquidity of the notes could be adversely affected. The liquidity of any market for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid market may not develop for the notes.

Changes in our credit ratings or the debt markets may adversely affect your investment in the notes.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. These ratings, which are based on current information furnished to the rating agencies by us and obtained from other sources, are subject to revision or withdrawal at any time by the rating agencies. Therefore, we may not be able to maintain these credit ratings. Actual or anticipated changes in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the value and liquidity of the notes. Ratings are not recommendations to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. Our credit ratings may not reflect all risks of an investment in the notes.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The forward-looking statements speak only as of the date made, and we undertake no obligation to update forward-looking statements. These forward-looking statements may be identified by the use of the words “believe,” “expect,” “anticipate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. These statements appear in a number of places in the documents we incorporate by reference. All statements other than statements of historical fact included or incorporated in this prospectus supplement or the accompanying prospectus, including statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements.

Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in our periodic reports incorporated in this prospectus supplement and the accompanying prospectus by reference. Forward-looking statements are subject to risks and uncertainties and include information concerning general economic conditions and possible or assumed future results of operations, estimates of oil and gas production and proved reserves, drilling plans, future cash flows, anticipated capital expenditures, the level of future expenditures for environmental costs, and our management’s strategies, plans and objectives.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $992 million, after deducting underwriting discounts (excluding fees and expenses of this offering).

We intend to use the net proceeds of approximately $992 million from this offering for general corporate purposes, including to fund the repayment or repurchase of the 2016 Notes or the 2017 Notes, and to pay certain fees and expenses related to this offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30, 2015	Year ended December 31,
		2014	2013		2012	2011	2010
Ratio of earnings to fixed charges(a)	4.78	9.45	(b	)	4.52	3.49	4.57

(a)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•	earnings consist of income from continuing operations before income taxes, cumulative effect of change in accounting principle, adjustments for net income or loss attributable to the noncontrolling interest and our share of investee’s income or loss accounted for under the equity method, and adjustment for capitalized interest, plus fixed charges and our share of distributed income from investees accounted for under the equity method; and

•	fixed charges consist of interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense.

(b)	The ratio indicates a less than one-to-one coverage because the earnings are inadequate to cover the fixed charges during the year ended December 31, 2013 by $606 million.

CAPITALIZATION

The following table sets forth, as of September 30, 2015, our consolidated cash and cash equivalents and total capitalization:

•	on a historical basis; and

•	on an as adjusted basis to reflect (i) the completion of this offering and (ii) our application of the estimated net proceeds from this offering in the manner described in “Use of Proceeds.”

You should read this table in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited consolidated interim financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, which are incorporated by reference into this prospectus supplement.

	September 30, 2015
	Historical	As Adjusted
	(in millions)
Cash and cash equivalents	$581	$1,573

Long-term debt:
Credit facility of Pioneer Natural Resources Company(a)	$—	$—
5.875% senior notes due 2016	455	455
6.65% senior notes due 2017	485	485
6.875% senior notes due 2018	450	450
7.50% senior notes due 2020	450	450
3.95% senior notes due 2022	600	600
7.20% senior notes due 2028	250	250
2021 notes offered hereby	—	500
2026 notes offered hereby	—	500

	2,690	3,690

Issuance discounts and premiums, net	(15)	(17)

Total long-term debt	2,675	3,673
Stockholders’ equity:
Common stock, $.01 par value	2	2
Additional paid-in capital	6,250	6,250
Treasury stock	(199)	(199)
Retained earnings	2,921	2,921

Total stockholders’ equity attributable to common stockholders	8,974	8,974
Noncontrolling interest in consolidated subsidiaries	7	7

Total equity	8,981	8,981

Total capitalization	$11,656	$12,654

(a)	As of September 30, 2015, we had no outstanding borrowings under our credit facility.

DESCRIPTION OF BANK INDEBTEDNESS

We currently have a credit facility with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of participating financial institutions. As of September 30, 2015 and November 30, 2015, we had no outstanding borrowings under our credit facility. The credit facility provides for aggregate loan commitments of $1.5 billion that expire in August 2020. Borrowings under the credit facility may be in the form of revolving loans or swing line loans. Revolving loans may comprise either alternate base rate (“ABR”) loans or Eurodollar loans. ABR loans bear interest at a rate per annum equal to (a) a defined alternate base rate margin, which is currently equal to 0.50% based on our debt rating, plus (b) the highest of (i) the prime rate publicly announced from time to time by Wells Fargo Bank, National Association, (ii) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System during the last preceding business day, plus 0.50% or (iii) a base Eurodollar rate, substantially equal to LIBOR, plus 1.00% (the highest rate of (i) through (iii) above is referred to herein as the “Alternate Base Rate”). Eurodollar loans shall bear interest at rate per annum equal to (a) a margin (the “Applicable Margin”), which is currently equal to 1.50% based on our debt rating, plus (b) a base Eurodollar rate, substantially equal to LIBOR.

Aggregate outstanding swing line loans may not exceed $150 million. Unless otherwise agreed with the lenders under the credit facility, swing line loans under the credit facility bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. Letters of credit outstanding under the credit facility are subject to fees that accrue at a rate per annum equal to the Applicable Margin plus 0.125%. We also pay commitment fees on the undrawn amounts under the credit facility that are determined by our debt rating (currently 0.20%). Borrowings under the credit facility are general unsecured obligations.

The credit facility has one financial covenant requiring the maintenance of a ratio of total debt to book capitalization less intangible assets, accumulated other comprehensive income and certain noncash asset impairments not to exceed .60 to 1.0. The terms of the credit facility provide for customary representations and warranties, negative and affirmative covenants (in addition to the financial covenant described above) and events of default. The lenders may declare any outstanding obligations under the credit facility immediately due and payable upon the occurrence, and during the continuance of, an event of default, which includes a change in control of our company. Under the credit facility, a change in control includes any person or group acquiring equity interests representing more than 35% of the voting power of our equity interests. As of November 30, 2015, we were in compliance with all of our debt covenants.

DESCRIPTION OF NOTES

The terms of the notes we are offering are described below. The 2021 notes and the 2026 notes are each a series of debt securities described in the prospectus that follows this prospectus supplement. The description below supplements and, to the extent it is inconsistent with, replaces the information in the prospectus with respect to the notes.

You can find the definitions of capitalized terms used in this description under “—Certain Definitions.” In this description, the words “we,” “us,” “our” or “Pioneer” refer only to Pioneer Natural Resources Company and not to any of its subsidiaries, and “Pioneer USA” refers to our wholly-owned subsidiary Pioneer Natural Resources USA, Inc.

We will issue the 2021 notes and the 2026 notes as separate series of debt securities under the base indenture, dated June 26, 2012, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture creating the notes. We refer to the base indenture, as so supplemented, as the “indenture.” The indenture is governed by the Trust Indenture Act of 1939, or the “Trust Indenture Act.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the base indenture and the supplemental indenture because they, and not this description, define your rights as a holder of the notes.

We will issue notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

We may in the future issue other series of notes under the indenture.

Principal, Maturity and Interest

The notes will be our senior unsecured obligations, initially limited to $500 million aggregate principal amount of 2021 notes and $500 million aggregate principal amount of 2026 notes. The 2021 notes will mature on January 15, 2021. The 2026 notes will mature on January 15, 2026. We may, without the consent of the holders, increase such aggregate principal amounts in the future, on the same terms and conditions and with the same CUSIP numbers as the notes offered by this prospectus supplement. We will not issue any such additional notes unless the additional notes are fungible with the notes offered by this prospectus supplement for United States federal income tax purposes. The notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement from December 7, 2015, for the first interest payment, and from the most recent date on which interest has been paid after the first interest payment date. Interest will be payable semiannually on January 15 and July 15 of each year, commencing July 15, 2016, to those persons who were holders of record at the close of business on the January 1 and July 1 immediately preceding each interest payment date. Interest will be paid on the basis of a 360-day year comprised of twelve 30-day months.

Possible Future Guarantee

The notes will not be guaranteed by our principal U.S. Subsidiary, Pioneer USA, or any of our other Subsidiaries, when issued. If our credit facility is ever guaranteed by Pioneer USA, Pioneer USA will be required to guarantee our Existing Senior Notes on a pari passu basis. If Pioneer USA becomes obligated to guarantee those certain Existing Senior Notes, Pioneer USA will likewise be obligated to guarantee the notes offered by this prospectus supplement on a pari passu basis. See “—Certain Definitions” for a definition of our Existing Senior Notes.

Ranking

The notes will be:

•	our general unsecured senior obligations;

•	pari passu in ranking with all of our existing and future senior unsecured indebtedness; and

•	senior in right of payment to all of our existing and future subordinated indebtedness.

At September 30, 2015, we had $2.7 billion of indebtedness for borrowed money ranking pari passu in right of payment with the notes. As of September 30, 2015 and November 30, 2015, we had no outstanding borrowings under our credit facility.

The notes will be effectively subordinated in right of payment to all of our existing and future secured or guaranteed indebtedness to the extent of the value of the assets securing such indebtedness or of the value of the Subsidiaries providing the guarantees. In addition, we are a holding company and conduct all of our operations through Subsidiaries, and the notes will be structurally subordinated to all obligations of our Subsidiaries. At September 30, 2015, our Subsidiaries had aggregate balance sheet liabilities of $1.1 billion, excluding intercompany liabilities.

Substantially all of our operating income and cash flow is generated by our subsidiaries. As a result, funds necessary to meet our debt service obligations are provided in part by distributions or advances from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting our debt service obligations, including the payment of principal and interest on the notes.

Optional Redemption

The notes will be redeemable at any time, at our option, in whole or from time to time in part, upon not less than 20 or more than 60 days’ notice, as provided in the indenture, on any date prior to maturity. If the 2021 notes are redeemed before the 2021 Notes Par Call Date or the 2026 notes are redeemed before the 2026 Notes Par Call Date, such notes will be redeemed at a redemption price equal to the sum of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption) plus a make-whole premium described below, if any. In the event that the notes are so redeemed, the redemption price will never be less than 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption. If the 2021 notes are redeemed on or after the 2021 Notes Par Call Date or the 2026 notes are redeemed on or after the 2026 Notes Par Call Date, such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding to be redeemed plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

The amount of the make-whole premium with respect to any note (or portion of a note) to be redeemed before the applicable Par Call Date will be equal to the excess, if any, of:

•	the sum of the present values, calculated as if the notes matured on the applicable Par Call Date, of:

•	each interest payment that, but for such redemption, would have been payable on the note (or portion of the note) being redeemed on each interest payment date occurring after the date of redemption (excluding any accrued interest for the period prior to the date of redemption); and

•	the principal amount that, but for such redemption, would have been payable at the final maturity of the note (or portion of the note) being redeemed; over

•	the principal amount of the note (or portion of the note) being redeemed.

The present values of interest and principal payments referred to above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable (calculated as if the notes matured on the applicable Par Call Date), but for the redemption, to the date of redemption at a discount rate equal to the treasury yield described below plus 30 basis points in the case of the 2021 notes and 35 basis points in the case of the 2026 notes.

The present values of interest and principal payments referred to above and make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us; provided that if we fail to make the appointment at least 20 business days prior to the date of redemption, or if the institution so appointed is unwilling or unable to make the calculation, by an independent investment banking institution of national standing appointed by the trustee.

For purposes of determining the make-whole premium, the treasury yield shall be a rate of interest per annum equal to the weekly average yield to maturity of United States treasury notes that have a constant maturity that corresponds to the remaining term to maturity of the notes, determined as if the notes matured on the applicable Par Call Date (the “Remaining Term”), calculated to the nearest 1/12th of a year.

The make-whole premium and treasury yield will be determined as of the third business day immediately preceding the applicable date of redemption.

The weekly average yields of United States treasury notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 (519) Selected Interest Rates” or any successor release. If such statistical release sets forth a weekly average yield for United States treasury notes having a constant maturity that is the same as the Remaining Term, then the treasury yield will be equal to such weekly average yield. In all other cases, the treasury yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States treasury notes that have a constant maturity closest to and greater than the Remaining Term and the United States treasury notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the statistical release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States treasury notes are not available in the statistical release or otherwise, then the treasury yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

In the case of any partial redemption, the trustee will select the notes for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of global notes, the notes represented thereby will be selected in accordance with the prescribed method of DTC), although no note of $1,000 in original principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount of the note to be redeemed. A note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon cancellation of the original note.

Any such redemption may, at our discretion, be conditioned upon (i) the occurrence of a Change of Control Repurchase Event or (ii) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to either series of the notes, unless we have otherwise exercised our right to redeem the notes of such series, we will make an offer to each holder of notes of such series to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes at a price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase. Within 30 days following any such Change of Control Repurchase Event, we will send a notice to each such holder of such series of notes describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the notes of such holder on the payment date specified in the notice, which date will not be less than 20 days or more than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any notes of either series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of either series of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the 2021 notes or the 2026 notes, as applicable, by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee for cancellation the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly send to each holder of notes properly tendered the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal to the principal amount of any unpurchased portion of the notes surrendered, if any; provided, that each new note will be issued in denominations of $1,000 or integral multiples of $1,000.

Except as described above with respect to a Change of Control Repurchase Event, the indenture does not and the notes will not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make an offer to repurchase the 2021 notes or 2026 notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.

The provisions under the indenture relating to our obligation to make an offer to repurchase the 2021 notes or the 2026 notes, as applicable, as a result of a Change of Control Repurchase Event may be waived or modified with the consent of the holders of a majority in aggregate principal amount of such notes.

Sinking Fund

There will be no mandatory sinking fund payments for the notes.

Book-Entry, Delivery and Form

Except as described below, the notes of each series sold will initially be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, DTC or its nominee. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC.

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC had advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers, and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

We expect that pursuant to procedures established by DTC:

•	upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the underwriters with an interest in the global note; and

•	ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the trustee under the indenture.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or if a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither the trustee nor we will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to the notes.

Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, DTC is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither the trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

Certificated Notes

The notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples thereof only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

•	we in our discretion at any time determine not to have all of the notes represented by the global notes;

•	an event of default has occurred and is continuing; or

•	upon the occurrence of certain other events.

Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the global notes are not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of DTC or its nominee.

Same-Day Payment

The indenture will require that payments in respect of notes (including principal, premium and interest) be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address.

Certain Covenants

Set forth below are summaries of certain covenants contained in the supplemental indenture.

Limitation on Liens.    We will not, and will not permit any of our Subsidiaries to, create or permit to exist any Liens upon any Principal Property or any shares of stock or Indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) unless all payments due under the indenture with respect to the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require us to secure the notes if the Liens consist of either (1) Permitted Liens or (2) Liens securing excepted indebtedness as described below.

Limitation on Sale and Leaseback Transactions.    Neither we nor any of our Subsidiaries will enter into any Sale and Leaseback Transaction with respect to any Principal Property unless either (1) we or such Subsidiary would be entitled, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the notes pursuant to the covenant described above in “—Limitation on Liens,” or (2) we, within six months after the effective date of such transaction, apply to the voluntary defeasance or retirement of our funded debt an amount equal to the Attributable Indebtedness of such transaction.

Excepted Indebtedness.    Notwithstanding the foregoing limitations on Liens and Sale and Leaseback Transactions, we and our Subsidiaries may issue, assume, or guarantee Indebtedness secured by a Lien without securing the notes, or may enter into Sale and Leaseback Transactions without defeasing or retiring funded debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the Attributable Indebtedness of all such Sale and Leaseback Transactions does not at any time exceed 15% of Adjusted Consolidated Net Tangible Assets.

Transfer

The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture and will be appointed by us as registrar and paying agent with regard to the notes. From time to time, we may have banking relationships in the ordinary course of business with Wells Fargo Bank, National Association or its affiliates. Wells Fargo Bank, National Association is a lender under our credit facility.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to each series of notes:

•	failure to pay interest on such series of notes for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on such series of notes when due, whether at stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets, but other than a covenant included in a supplemental indenture solely for the benefit of a different series of our debt securities, which failure to comply continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the notes of such series as provided in the indenture;

•	acceleration of more than $50 million of our indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after written notice from the trustee or holders of 25% of the outstanding principal amount of the notes of such series as provided in the indenture; and

•	specified events relating to the bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of notes, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of the notes of such series may declare the principal amount of and interest on the notes of such series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the principal of and interest on the notes of such series shall become due and payable immediately without any act by the trustee or any holder of the notes of such series. If the notes of such series were issued at an original issue discount, less than the stated principal amount may become payable.

Before the acceleration of the maturity of a series of notes, the holders of a majority in aggregate principal amount of such series of notes may, on behalf of the holders of such series of notes, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to such notes or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and we, the trustee, and the holders of such series of notes will be restored to their former positions and rights under the indenture.

The trustee under the indenture will, within 90 days after the occurrence of an event of default, or, if later, within 30 days after the trustee obtains actual knowledge of the event of default, with respect to a series of notes, give to the holders of such series of notes notice of all uncured events of default with respect to such series of notes known to it, unless the events of default have been cured or waived before the giving of the notice, but the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of such series of notes, except in the case of an event of default in the payment of principal, premium, or interest with respect to such series of notes.

A holder may institute a suit against us for enforcement of such holder’s rights under the indenture for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to the notes held by that holder;

•	holders of at least 25% of the aggregate principal amount of such series of notes make a request, in writing, and offer reasonable indemnity or security to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request within 90 days following such notice, request and offer of indemnity or security under the terms of the indenture; and

•	the trustee does not institute the requested proceeding within 90 days following such notice.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of our other debt securities, or a default with respect to our other debt securities that causes them to be accelerated, may give rise to a cross-default under our bank credit facility or other indebtedness.

Legal Defeasance and Covenant Defeasance

The legal defeasance and covenant defeasance provisions described under “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the attached prospectus shall be applicable to the notes of each series.

Reports

We will deliver to the trustee (unless such reports have been filed within the time period set forth below on the Electronic Data Gathering, Analysis and Retrieval system of the Securities and Exchange Commission (the “SEC”)), within 30 calendar days after we file them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. We also will comply with the provisions of Section 314(a) of the Trust Indenture Act.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the base indenture and the supplemental indenture. Reference is made to the base indenture and the supplemental indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

•	the sum of:

•	discounted future net revenues from proved oil and gas reserves of us and our Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by us in a reserve report prepared as of the end of our most recently completed fiscal year for which audited financial statements are available;

•	as increased by, as of the date of determination, the estimated discounted future net revenues from:

•	estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report; and

•	estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report);

•	and decreased by, as of the date of determination, the estimated discounted future net revenues from:

•	estimated proved oil and gas reserves produced or disposed of since such year end; and

•	estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report);

in each case as estimated by our petroleum engineers or any independent petroleum engineers engaged by us for that purpose; plus

•	the capitalized costs that are attributable to oil and gas properties of us and our Subsidiaries to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest available annual or quarterly financial statements; plus

•	the Net Working Capital on a date no earlier than the date of our latest annual or quarterly financial statements; and plus

•	the greater of:

•	the net book value of other tangible assets of us and our Subsidiaries, as of a date no earlier than the date of our latest annual or quarterly financial statements; and

•	the appraised value, as estimated by independent appraisers, of other tangible assets of us and our Subsidiaries, as of a date no earlier than the date of our latest audited financial statements; minus

•	the sum of:

•	noncontrolling interests in consolidating subsidiaries;

•	any net gas balancing liabilities of us and our Subsidiaries reflected in our latest audited financial statements;

•	to the extent included in the sum obtained under the first item in this definition, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in our year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of us and our subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

•	the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in the first item in the definition, would be necessary to fully satisfy the payment obligations of us and our Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If we change our method of accounting from the successful efforts method to the full cost or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if we were still using the successful efforts method of accounting.

“Attributable Indebtedness” with respect to a Sale and Leaseback Transaction means, as of the time of determination, (i) if the obligation with respect to such Sale and Leaseback Transaction is a capitalized lease obligation, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee or (ii) if the obligation with respect to such Sale and Leaseback Transaction is not a capitalized lease obligation, the amount equal to the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the applicable rate per annum borne by the notes compounded semiannually.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons become the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Pioneer, whether as a result of the issuance of securities of Pioneer, any merger, consolidation, liquidation or dissolution of Pioneer or otherwise; or

(2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Pioneer and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary)

shall have occurred, or Pioneer merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into Pioneer, in any such event pursuant to a transaction in which the outstanding Voting Stock of Pioneer is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a) the outstanding Voting Stock of Pioneer is reclassified into or exchanged for other Voting Stock of Pioneer or for Voting Stock of the surviving corporation, and

(b) the holders of the Voting Stock of Pioneer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Pioneer or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(3) during any period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of Pioneer was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(4) the stockholders of Pioneer shall have approved any plan of liquidation or dissolution of Pioneer.

“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of both a Change of Control and a Rating Decline with respect to that series of notes.

“Consolidated Net Worth” means, with respect to any person, the stockholders’ equity of such person and its Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, less (to the extent included in stockholders’ equity) amounts attributable to redeemable stock of such person or its Subsidiaries.

“Credit Agreement” means our Second Amended and Restated 5-Year Revolving Credit Agreement dated as of March 31, 2011, among us, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Issuing Banks, Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Swingline Lenders, the Lenders party hereto, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Bank of Montreal and Citibank N.A., as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Co-Arrangers and Joint Bookrunners, as supplemented, amended or modified or Refinanced from time to time. It is understood and agreed that the Credit Agreement may be refinanced, refunded, extended, renewed or replaced (through one or more such refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, from time to time after the termination of the applicable Credit Agreement.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Existing Senior Notes” means our (i) 5.875% Senior Notes due 2016, (ii) 6.65% Senior Notes due 2017, (iii) 6.875% Senior Notes due 2018, (iv) 7.50% Senior Notes due 2020, (v) 3.95% Senior Notes due 2022 and (vi) 7.20% Senior Notes due 2028.

“Government Contract Lien” means any Lien required by any contract, statute, regulation or order in order to permit us or any of our Subsidiaries to perform any contract or subcontract made by us or our Subsidiaries with or at the request of the United States or any State thereof or any department, agency or instrumentality of either or to secure partial, progress, advance or other payments by us or any of our Subsidiaries to the United States or any State thereof or any department, agency or instrumentality of either pursuant to the provisions of any contract, statute, regulation or order.

“Indebtedness” means, with respect to any person, at any date, any obligation created or assumed by such person for the repayment of borrowed money and any guarantee thereof.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s shall not make a rating on the notes publicly available, another Rating Agency.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Net Working Capital” means (a) all current assets of us and our Subsidiaries, less (b) all current liabilities of us and our Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in our consolidated financial statements prepared in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness or that portion of Indebtedness of Pioneer incurred in connection with the acquisition by Pioneer of any property and as to which:

•	the holders of such Indebtedness agree in writing that they will look solely to the property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness; and

•	no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms of any other Indebtedness of Pioneer or a Subsidiary, any holder of such other Indebtedness to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refinancing and transporting hydrocarbons and other related energy businesses.

“Permitted Liens” means, with respect to any person,

•

pledges or deposits by such person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or

United States government bonds to secure performance, surety or appeal bonds to which such person is a party or which are otherwise required of such person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

•	Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, vendors’, workmen’s, operators’, producers’ (including those arising pursuant to Article 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

•	Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

•	minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such person;

•	Liens existing or provided for under the terms of agreements existing on the date the notes were originally issued;

•	Liens on property or assets of, or any shares of stock of or secured debt of, any person at the time we or any of our Subsidiaries acquired the property or the person owning such property, including any acquisition by means of a merger or consolidation with or into us or any of our Subsidiaries;

•	Liens securing a hedging obligation so long as such hedging obligation is of the type customarily entered into in connection with, and is entered into for the purpose of, limiting risk;

•	Liens upon specific properties of us or any of our Subsidiaries securing Indebtedness incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling or development of those properties;

•	Purchase Money Liens and Liens securing certain Non-Recourse Indebtedness; provided, however, that the related purchase money Indebtedness and Non-Recourse Indebtedness, as applicable, shall not be secured by any property or assets of Pioneer or any Subsidiary other than the property acquired by Pioneer with the proceeds of such purchase money Indebtedness or Non-Recourse Indebtedness, as applicable;

•	Liens securing only Indebtedness of one of our wholly-owned Subsidiaries to us or to one or more of our wholly-owned Subsidiaries;

•	Liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality thereof;

•	Government Contract Liens;

•	Liens in respect of Production Payments and Reserve Sales;

•	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of us or any of our Subsidiaries;

•	legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

•	rights of a common owner of any interest in property held by such person;

•	farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business;

•	any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties that do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such person; and

•	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing fifth through thirteenth items of this definition; provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien, plus improvements on such property, and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the fifth through thirteenth items of this definition at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Principal Property” means any property owned or leased by us or any of our Subsidiaries, the gross book value of which exceeds 1% of our Consolidated Net Worth.

“Production Payments and Reserve Sales” means the grant or transfer by Pioneer or a Subsidiary of Pioneer to any person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to Pioneer or a Subsidiary of Pioneer.

“Purchase Money Lien” means a Lien on property securing Indebtedness Incurred by the us or any of our Subsidiaries to provide funds for all or any portion of the cost of (i) acquiring such property incurred before, at the time of, or within six months after the acquisition of such property or (ii) constructing, developing, altering, expanding, improving or repairing such property or assets used in connection with such property.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our board of directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” means the rating of the notes of a series shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies; provided, however, if the rating of the notes of such series by each of the Rating Agencies is Investment Grade, then “Rating Decline” will mean the rating of the notes of such series shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each Rating Agency so that the rating of the notes of such series by each of the Rating Agencies falls below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either of the Rating Agencies; provided, that the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes of such series).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means any arrangement with any person pursuant to which we or any of our Subsidiaries leases any Principal Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than five years; (ii) leases between us and our Subsidiaries or between our Subsidiaries; (iii) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and (iv) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” of any person means (i) any person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the Subsidiaries of that person or a combination thereof, and (ii) any partnership, joint venture or other person in which such person or one or more of the Subsidiaries of that person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity; provided, however, that notwithstanding the foregoing, with respect to Pioneer and its Subsidiaries, the definition of Subsidiary shall not include any person (other than a guarantor of the notes) that has securities that are listed for trading on a national securities exchange or that is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any person means all classes of capital stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Governing Law

The indenture and the notes will be governed by the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the notes, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

INVESTORS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX

LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”), we may elect or be obligated to redeem the notes prior to maturity or to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are encouraged to consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

The following summary will apply to you if you are a U.S. holder of the notes. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Notes

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference, if any, between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. Any gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, notes held by you, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. You are encouraged to consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Tax Consequences to Non-U.S. Holders

The following summary will apply to you if you are a non-U.S. holder of notes. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Notes

Subject to the discussion of backup withholding and FATCA withholding, below, payments to you of interest on the notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•	you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed

IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. (See “—Income or Gain Effectively Connected with a U.S. Trade or Business.”)

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the Notes

Subject to the discussion of backup withholding and FATCA withholding, below, you generally will not be subject to U.S. federal income tax on any gain (excluding any amount attributable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Interest on the Notes”) realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable); or

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the

United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information Reporting and Backup Withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest on a note if the certification described in “—Tax Consequences to Non-U.S. Holders—Interest on the Notes” is duly provided or you otherwise establish an exemption.

Proceeds from the disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any proceeds from the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes and on the gross proceeds from the sale or other disposition of the notes (if such sale or other disposition occurs after December 31, 2018), if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with

U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the effects of FATCA on your investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase from us the following respective principal amounts of notes set forth opposite their name below.

Underwriters	Principal Amount of 2021 Notes	Principal Amount of 2026 Notes
Goldman, Sachs & Co.	$80,000,000	$80,000,000
Morgan Stanley & Co. LLC	80,000,000	80,000,000
Barclays Capital Inc.	80,000,000	80,000,000
Deutsche Bank Securities Inc.	80,000,000	80,000,000
Wells Fargo Securities, LLC	80,000,000	80,000,000
Citigroup Global Markets Inc.	12,500,000	12,500,000
Credit Suisse Securities (USA) LLC	12,500,000	12,500,000
J.P. Morgan Securities LLC	12,500,000	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000	12,500,000
BMO Capital Markets Corp.	10,000,000	10,000,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000	10,000,000
RBC Capital Markets, LLC	10,000,000	10,000,000
SG Americas Securities, LLC	10,000,000	10,000,000
UBS Securities LLC	10,000,000	10,000,000

Total	$500,000,000	$500,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

The representatives of the underwriters have advised us that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement and to selected dealers at a price that represents a selling concession not in excess of 0.36% of the principal amount of the 2021 notes and 0.40% of the principal amount of the 2026 notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a selling concession of not more than 0.20% of the principal amount of the 2021 notes and 0.20% of the principal amount of the 2026 notes to other dealers. After the initial public offering, the representatives of the underwriters may change the public offering price and other selling terms.

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $550,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

The notes are new issues of securities with no established trading market. In addition, the notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activities at any time in their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve the purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Other Relationships

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, certain of the underwriters or their affiliates are holders of either or both of the 2016 Notes and the 2017 Notes and, accordingly, may receive a portion of the proceeds of this offering upon any subsequent redemption or repurchase of the 2016 Notes or 2017 Notes by us.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Baker Botts L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements of Pioneer Natural Resources Company appearing in Pioneer Natural Resources Company’s Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of Pioneer Natural Resources Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2014, set forth or incorporated by reference in this prospectus are based upon reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. with respect to our major properties included in our continuing operations. The reserve audit conducted by Netherland, Sewell & Associates, Inc. in the aggregate represented 80% of our estimated proved quantities of reserves as of December 31, 2014. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site (www.sec.gov) that contains the reports, proxy and information statements that we file electronically with the SEC. Our reports, proxy and information statements are also available through our Internet site at www.pxd.com. The information contained in this website is not part of this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the notes offered hereby have been sold or we have filed with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold:

•	our 2014 Annual Report, as filed with the SEC on February 19, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as filed with the SEC on May 7, 2015, August 7, 2015 and November 3, 2015, respectively; and

•	our Current Reports on Form 8-K, as filed with the SEC on March 9, 2015, March 30, 2015, May 27, 2015, July 6, 2015, July 8, 2015, September 4, 2015 and November 20, 2015 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Pioneer Natural Resources Company

5205 North O’Connor Blvd.

Suite 200

Irving, Texas 75039

Attention: Investor Relations

Telephone: (972) 444-9001

PROSPECTUS

Pioneer Natural Resources Company

Pioneer Natural Resources USA, Inc., as Guarantor

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by Pioneer Natural Resources USA, Inc., our wholly-owned subsidiary that we call Pioneer USA.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold by us, including any guarantee by Pioneer USA, and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.”

Investing in these securities involves risks. We recommend that you read carefully the risks we describe in any accompanying prospectus supplement and the risks factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that Pioneer and Pioneer USA filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, Pioneer or Pioneer USA may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Pioneer or Pioneer USA may offer. Each time Pioneer or Pioneer USA sells securities, Pioneer or Pioneer USA will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information that Pioneer and Pioneer USA Incorporate by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Pioneer and Pioneer USA have not authorized anyone to provide you with different information. Pioneer and Pioneer USA are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

In this prospectus, references to the terms “we,” “us” or “Pioneer” or other similar terms refer to Pioneer Natural Resources Company, and not to Pioneer Natural Resources USA, Inc., unless we state otherwise or the context indicates otherwise. References to “Pioneer USA” refer to Pioneer Natural Resources USA, Inc.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

This prospectus and the documents Pioneer and Pioneer USA incorporate by reference contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements speak only as of the date made, and Pioneer and Pioneer USA undertake no obligation to update such forward-looking statements. These forward-looking statements may be identified by the use of the words “believe,” “plan,” “expect,” “anticipate,” “forecast,” “intend,” “continue,” “may,” “will,” “could,” “should,” “contemplate,” “would,” “future,” “potential,” “estimate” and similar expressions that contemplate future events. These statements appear in a number of places in this prospectus and in documents Pioneer and Pioneer USA incorporate by reference. All statements other than statements of historical fact included or incorporated in this prospectus, including statements regarding Pioneer’s or Pioneer USA’s financial position, business strategy, production and reserve growth and other plans and objectives for Pioneer’s or Pioneer USA’s future operations, are forward-looking statements.

Although Pioneer and Pioneer USA believe that such forward-looking statements are based on reasonable assumptions, Pioneer and Pioneer USA give no assurance that Pioneer’s or Pioneer USA’s expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in Pioneer’s periodic and current reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption ‘‘Risk Factors.” Forward-looking statements are subject to risks and uncertainties and include information concerning general economic conditions and possible or assumed future results of operations, estimates of oil and gas production and reserves, drilling plans, future cash flows, anticipated capital expenditures, Pioneer’s realization of deferred tax assets, the level of future expenditures for environmental costs, government regulation or action and the strategies, plans and objectives of Pioneer’s management.

This cautionary statement expressly qualifies in their entirety all forward-looking statements attributable to Pioneer or Pioneer USA.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated herein by reference, and any other risk factors that may be described in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, before making an investment decision. See “Information that Pioneer and Pioneer USA Incorporate by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

Pioneer files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document Pioneer files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site (www.sec.gov) that contains the reports, proxy statements and other information that Pioneer files electronically with the SEC. Pioneer’s reports, proxy statements and other information are also available through its Internet site at www.pxd.com. The information contained in this website is not part of this prospectus.

Pioneer’s common stock is listed on the New York Stock Exchange under the symbol “PXD.” Pioneer’s reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INFORMATION THAT PIONEER AND PIONEER USA INCORPORATE BY REFERENCE

The SEC allows Pioneer and Pioneer USA to incorporate by reference the information Pioneer files with the SEC, which means that Pioneer and Pioneer USA can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information Pioneer files later with the SEC will automatically update and supersede this information. Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, Pioneer and Pioneer USA incorporate by reference the documents listed below, which Pioneer has filed with the SEC under the Securities Exchange Act of 1934:

•	the description of Pioneer’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on August 5, 1997, as amended by Pioneer’s Registration Statement on Form 8-A/A filed on August 8, 1997, Pioneer’s Current Report on Form 8-K filed with the SEC on September 16, 2013, and any other amendments or reports filed with the SEC for the purpose of updating such description;

•	Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Pioneer’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014; and

•	Pioneer’s Current Reports on Form 8-K filed with the SEC on February 7, 2014, February 10, 2014 and February 25, 2014.

Pioneer and Pioneer USA also incorporate by reference each of the documents that Pioneer files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed furnished and not filed) after the date of this prospectus until the offering of the securities terminates or Pioneer or Pioneer USA has filed with the SEC an amendment to the Registration Statement relating to this offering that deregisters all securities then remaining unsold.

You may request a copy of any of these filings, other than an exhibit to those filings unless Pioneer or Pioneer USA has specifically incorporated that exhibit by reference into the filing, at no cost, by telephoning or writing Pioneer or Pioneer USA at the following address:

Pioneer Natural Resources Company

5205 North O’Connor Blvd., Suite 200

Irving, Texas 75039

Attention: Investor Relations

Telephone: (972) 444-9001

PIONEER AND PIONEER USA

Pioneer is a large independent oil and gas exploration and production company, operating in the United States, with field operations primarily in the Permian Basin in West Texas, the Eagle Ford Shale play in South Texas, the Raton field in southeastern Colorado, the Hugoton field in southwest Kansas and the West Panhandle field in the Texas Panhandle. Pioneer USA is a wholly-owned subsidiary of Pioneer and owns the majority of Pioneer’s oil and gas properties.

The executive offices of Pioneer and Pioneer USA are located at 5205 North O’Connor Blvd., Suite 200, Irving, Texas 75039, telephone number: (972) 444-9001. Pioneer maintains other offices in Denver, Colorado, and Midland, Texas.

USE OF PROCEEDS

Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, each of Pioneer and Pioneer USA expects to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to reduction or refinancing of debt or other corporate obligations, acquisitions, capital expenditures and working capital.

Pending any specific application, each of Pioneer and Pioneer USA may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Pioneer’s ratios of consolidated earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods presented:

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009

Ratio of earnings to fixed charges(a)	5.10	(b)	4.55	3.70	4.79	(c)
Ratio of earnings to fixed charges and preferred stock dividends(d)	5.10	(b)	4.55	3.70	4.79	(c)

(a)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:
•	earnings consist of income from continuing operations before income taxes, cumulative effect of change in accounting principle, adjustments for net income or loss attributable to the noncontrolling interest and Pioneer’s share of investee’s income or loss accounted for under the equity method, and adjustment for capitalized interest, plus fixed charges and Pioneer’s share of distributed income from investees accounted for under the equity method; and
•	fixed charges consist of interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense.
(b)	The ratio indicates a less than one-to-one coverage because the earnings are inadequate to cover the fixed charges during the year ended December 31, 2013 by $593 million.
(c)	The ratio indicates a less than one-to-one coverage because the earnings are inadequate to cover the fixed charges during the year ended December 31, 2009 by $298 million.
(d)	The ratio has been computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratio:
•	earnings consist of income from continuing operations before income taxes, cumulative effect of change in accounting principle, adjustments for net income or loss attributable to the noncontrolling interest and Pioneer’s share of investee’s income or loss accounted for under the equity method, and adjustment for capitalized interest, plus fixed charges, Pioneer’s share of distributed income from investees accounted for under the equity method and preferred stock dividends, net of preferred stock dividends of a consolidated subsidiary; and
•	fixed charges and preferred stock dividends consist of interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense, preferred stock dividends of a consolidated subsidiary and preferred stock dividends.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that Pioneer may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract, or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Pioneer’s debt securities will be issued under the indenture, dated June 26, 2012, between Pioneer and Wells Fargo Bank, National Association, as trustee, as supplemented from time to time (the “indenture”). Under the indenture, Pioneer’s debt securities may be subordinated to other indebtedness of Pioneer. See “Description of Debt Securities—Subordination of Subordinated Debt Securities” below. We have filed the indenture as an exhibit to the Registration Statement of which this prospectus is a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in “Where You Can Find More Information.” We urge you to read the indenture and any supplement thereto because they, and not this description, control your rights as a debt securities holder.

The indenture does not limit the amount of debt securities that Pioneer may issue and permits Pioneer to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Pioneer, unless otherwise stated in the applicable prospectus supplement. Pioneer currently conducts substantially all of its operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of Pioneer’s subsidiaries. This means that creditors of Pioneer’s subsidiaries will have a claim to the assets of Pioneer’s subsidiaries that is superior to the claim of Pioneer’s creditors, including holders of Pioneer’s debt securities.

The applicable prospectus supplement will describe the following terms of any series of debt securities that Pioneer may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom Pioneer will pay interest if it is anybody other than the holder;

•	when the principal of the debt securities will mature;

•	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

•	when interest will be payable, as well as the record dates for determining to whom Pioneer will pay interest;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	whether Pioneer has any obligation to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	whether Pioneer has any obligation to redeem or repurchase the debt securities at the holder’s option;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that Pioneer will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the currency in which Pioneer will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

•	any index Pioneer may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	whether the debt securities will be issued in electronic, global or certificated form;

•	if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be exchanged in whole or in part for other individual debt securities in definitive registered form;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	any additions or changes to events of default and any additional events of default that would result in acceleration of their maturity;

•	whether the debt securities will be issued as registered securities or bearer securities and, if the debt securities are bearer securities, whether coupons will be attached, whether and to whom any additional interest payments shall be made, and the circumstances, if any, under which the bearer debt securities may be exchanged for registered debt securities;

•	the applicability or inapplicability of any covenants and any additions or changes to the covenants, including those relating to permitted consolidations, mergers or sales of assets or otherwise;

•	if any debt securities do not bear interest, the dates for any required reports to the trustee;

•	the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any additional provisions;

•	the terms of any repurchase or remarketing rights of third parties;

•	the terms of any guarantee of the debt securities; and

•	any other material terms of the debt securities.

Generally, Pioneer will pay the principal of, premium, if any, and interest on Pioneer’s registered debt securities either at an office or agency that Pioneer maintains for that purpose or, if Pioneer elects, Pioneer may pay interest by mailing a check to the holder’s address as it appears on Pioneer’s register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, Pioneer will issue its debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. Pioneer will not apply a service charge for a transfer or exchange of its debt securities, but Pioneer may require that the holder pay the amount of any applicable tax or other governmental charge.

Debt securities may bear interest at fixed or floating rates. Pioneer may issue its debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if Pioneer’s debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which Pioneer offers those debt securities.

Pioneer will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. Pioneer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Pioneer will comply with Section 14(e) under the Securities Exchange Act of 1934 and any other tender offer rules under the Securities Exchange Act of 1934 that may then apply to any obligation Pioneer may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of “senior indebtedness” (1) will include, among other things, Pioneer’s indebtedness, whether outstanding on the original issue date of the debt securities or incurred after such date, unless the instrument that creates or evidences such indebtedness provides that such obligations are subordinate in right of payment to the debt securities, and (2) will be specifically set forth in the prospectus supplement relating to the subordinated debt securities.

Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of Pioneer’s indebtedness that is designated as senior indebtedness with respect to that series.

Upon any payment or distribution of Pioneer’s assets to creditors or upon a total or partial liquidation or dissolution of Pioneer or in a bankruptcy, receivership or similar proceeding relating to Pioneer or its property, holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness (except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities), all as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, Pioneer may not (1) make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, (2) make any deposit for the purpose of defeasance of the subordinated debt securities, or (3) repurchase, redeem or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by Pioneer’s delivery of subordinated debt securities to the trustee in satisfaction of Pioneer’s sinking fund obligation) any subordinated debt securities if:

•	any principal, premium or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

•	any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or Pioneer and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, Pioneer may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

By reason of this subordination, in the event of insolvency, Pioneer’s creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of Pioneer’s subsidiaries, as well as certain of Pioneer’s general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on Pioneer’s debt securities of that series, or any payment with respect to the related coupons, if any, for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on Pioneer’s debt securities of that series when due, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure to make any sinking fund payment on debt securities of that series when due;

•	failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets, but other than a covenant included in the indenture solely for the benefit of a different series of Pioneer’s debt securities, which failure to comply continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the applicable indenture;

•	acceleration of more than $50,000,000 of indebtedness of Pioneer under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to the bankruptcy, insolvency or reorganization of Pioneer or any of its significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the interests of the holders.

If an event of default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other event of default for any series of debt securities occurs and continues for the requisite amount of time, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can rescind the declaration. Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and Pioneer, the trustee and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

A default in the payment of any of Pioneer’s debt securities, or a default with respect to Pioneer’s debt securities that causes them to be accelerated, may give rise to a cross-default under Pioneer’s bank credit facility or other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	Pioneer has delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities and coupons of that series not previously delivered to the trustee for cancellation have become due and payable, whether by redemption, at stated maturity or otherwise, and Pioneer has deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons;

and if, in either case, Pioneer also pays or causes to be paid all other sums payable under the indenture by Pioneer.

Legal Defeasance and Covenant Defeasance

Any series of Pioneer’s debt securities may be subject to the defeasance and discharge provisions of the indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, Pioneer may elect either:

•	legal defeasance — which will permit Pioneer to defease and be discharged from, subject to limitations, all of its obligations with respect to those debt securities; or

•	covenant defeasance — which will permit Pioneer to be released from its obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of Pioneer’s subordinated debt securities.

If Pioneer exercises its legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If Pioneer exercises its covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, Pioneer may invoke legal defeasance or covenant defeasance with respect to any series of its debt securities only if:

•	Pioneer irrevocably deposits with the trustee, in trust, an amount in funds or U.S. government obligations that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	Pioneer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	91 days pass after the deposit is made and, during the 91-day period, no default relating to Pioneer’s bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•	the deposit is not a default under any other material agreement binding on Pioneer and, in the case of subordinated debt securities, is not prohibited by the subordination provisions of the indenture;

•	Pioneer delivers to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	Pioneer delivers to the trustee an opinion of counsel addressing certain U.S. federal income tax matters relating to the defeasance; and

•	Pioneer delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

Pioneer may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least a majority in aggregate principal amount of each series of Pioneer’s outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of Pioneer’s debt securities that are affected by any modification or amendment is required to do any of the following:

•	for debt securities of any series, reduce the required percentage in principal amount of that series that must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for, payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•	reduce the principal of, or extend the stated maturity of principal of, any debt security;

•	reduce any premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security payable in a currency other than that stated in that debt security;

•	modify the subordination provisions of any subordinated debt security in a manner adverse to holders;

•	release any security that may have been granted with respect to any debt security;

•	impair the right of any holder to receive payment of principal of, premium, if any, or interest on any debt security on and after the due date therefor;

•	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

•	change any obligations provided for in the indenture to pay any additional interest with respect to bearer securities; and

•	limit Pioneer’s obligations to maintain a paying agency outside the United States for payment on bearer securities or limit Pioneer’s obligation to redeem certain bearer securities.

In addition, with respect to the indenture, Pioneer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become Pioneer’s successor under the provisions of the indenture relating to consolidations, mergers and sales of assets and that the successor assumes Pioneer’s covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any of Pioneer’s rights or powers under the indenture, to limit the applicability of, or consequences of breach of, any covenant under the indenture, to add to Pioneer’s covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities issued under the indenture, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to cure any ambiguity or omission or to make corrections or supplements to the indenture, any supplemental indenture or any debt securities issued under the indenture, or to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect or permits the issuance of debt securities of any series in uncertificated form;

•	to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	to modify the subordination provisions of any subordinated debt securities in a manner that would limit or terminate the benefits available to any holder of senior indebtedness (or its representative) under such subordination provisions;

•	to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

•	to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•	to establish the form or terms of debt securities and coupons, if any, of any series; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, subject to certain limitations.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the indenture prohibits Pioneer from consolidating with or merging into another business entity, or transferring or leasing substantially all of Pioneer’s assets, unless:

•	Pioneer is the continuing entity in the case of a merger; or the surviving or acquiring entity, if other than Pioneer, is organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and it expressly assumes Pioneer’s obligations with respect to Pioneer’s debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing;

•	the successor company waives any right to redeem any bearer security under circumstances in which the successor company would be entitled to redeem the bearer security but Pioneer would have not been entitled to redeem that bearer security if the consolidation, merger or sale had not occurred; and

•	Pioneer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or sale complies with the indenture.

The surviving or acquiring company will be substituted for Pioneer in the indenture with the same effect as if it had been an original party to the indenture, and Pioneer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of Pioneer or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of Pioneer.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Pioneer’s debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of Pioneer’s debt securities that will be represented by a global security will be described in the applicable prospectus supplement. Pioneer anticipates that the following provisions will apply to Pioneer’s depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of Pioneer’s debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of Pioneer’s debt securities or Pioneer, if Pioneer is offering and selling its debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of Pioneer’s securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of Pioneer’s debt securities represented by the global security for all purposes under the indenture. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have Pioneer’s debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indenture. Pioneer understands that, according to existing industry practices, if Pioneer requests any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, Pioneer will make payments on its debt securities represented by a global security directly to the depositary or its nominee. It is Pioneer’s understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. Pioneer also expects that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither Pioneer nor the trustee, nor their respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•	the depositary notifies Pioneer that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

•	Pioneer determines in its sole discretion that it will no longer have debt securities represented by global securities or that it will permit global securities to be exchanged for certificated debt securities.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, which we refer to as “DTC,” will act as depositary for securities issued in the form of global securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC.

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Pioneer and Pioneer USA do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

Pioneer expects that pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit the accounts of participants in DTC designated by the underwriters with an interest in the global security; and

•	ownership of the securities will be shown on, and the transfer of ownership of the securities will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities; and

•	will not be considered the owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the trustee under the indenture.

Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of securities under the indenture or the global security. Pioneer understands that under existing industry practice, if Pioneer requests any action of holders of securities, or if a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither the trustee nor Pioneer will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to the securities.

Payments with respect to the principal of, and premium, if any, and interest on, any securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing those securities under the indenture. Under the terms of the indenture, Pioneer and the trustee may treat the persons in whose names the securities, including the global securities, are registered as the owners of the securities for the purpose of receiving payment on the securities and for any and all other purposes whatsoever. Accordingly, neither Pioneer nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, including principal, premium, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among participants in DTC, DTC is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Pioneer believes to be accurate, but Pioneer assumes no responsibility for its accuracy. Neither the trustee nor Pioneer will have any responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Reports

Pioneer will deliver to the trustee (unless such reports have been made available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system), within 30 calendar days after Pioneer has filed with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Pioneer is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Pioneer will also comply with the provisions of Section 314(a) of the Trust Indenture Act of 1939.

Pioneer’s Trustee

Pioneer has designated Wells Fargo Bank, National Association, to serve as trustee under the indenture. Wells Fargo Bank, National Association, is also the trustee for Pioneer’s 3.95% senior notes due 2022, 7.500% senior notes due 2020 and 6.65% senior notes due 2017. Pioneer may engage additional or substitute trustees with respect to any particular series of debt securities. Pioneer or Pioneer USA may maintain banking and other commercial relationships with any trustee, including Wells Fargo, National Association and its affiliates, in the ordinary course of business. A trustee may own Pioneer’s debt securities.

Governing Law

The indenture and the debt securities are governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Pioneer USA may issue guarantees of debt securities offered by Pioneer in any prospectus supplement. A copy of the guarantee will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued under the indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are conditional or unconditional;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities;

•	any additional terms of the guarantees; and

•	any other information Pioneer USA thinks is important about the guarantees.

DESCRIPTION OF CAPITAL STOCK

General

Pioneer is incorporated in the State of Delaware. The rights of Pioneer’s stockholders are generally covered by Delaware law and Pioneer’s certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of Pioneer’s capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.

Pioneer’s authorized capital stock consists of 600,000,000 shares of stock, including:

•	500,000,000 shares of common stock, $.01 par value per share, of which 143,046,951 shares were issued and outstanding as of May 5, 2014; and

•	100,000,000 shares of preferred stock, $.01 par value per share, including 500,000 shares that have been designated as Series A Junior Participating Preferred Stock, of which no shares are currently issued or outstanding.

Common Stock

This section describes the general terms of Pioneer’s common stock. For more detailed information, you should refer to Pioneer’s amended and restated certificate of incorporation, as amended, and third amended and restated bylaws, copies of which have been filed with the SEC. For Pioneer’s amended and restated certificate of incorporation, as amended, please refer to Exhibit 3.1 to Pioneer’s Registration Statement on Form S-4 filed with the SEC on June 26, 1997, and Exhibit 3.1 to Pioneer’s Current Report on Form 8-K filed with the SEC on May 18, 2012. For Pioneer’s third amended and restated bylaws, please refer to Exhibit 3.2 to Pioneer’s Current Report on Form 8-K filed with the SEC on May 18, 2012.

Holders of Pioneer’s common stock are entitled to one vote per share with respect to each matter submitted to a vote of Pioneer’s stockholders, subject to voting rights that may be established for shares of Pioneer’s preferred stock, if any. Except as may be provided in connection with Pioneer’s preferred stock or as otherwise may be required by law or Pioneer’s amended and restated certificate of incorporation, as amended, Pioneer’s common stock is the only capital stock entitled to vote in the election of directors. Pioneer’s common stock does not have cumulative voting rights.

Subject to the rights of holders of Pioneer’s preferred stock, if any, holders of Pioneer’s common stock are entitled to receive dividends lawfully declared by Pioneer’s board of directors. If Pioneer liquidates, dissolves or winds up its business, whether voluntarily or involuntarily, holders of Pioneer’s common stock will be entitled to receive any assets available for distribution to Pioneer’s stockholders after Pioneer has paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of Pioneer’s common stock are fully paid and nonassessable. Pioneer’s common stock does not have any preemptive, subscription or conversion rights. Pioneer may issue additional shares of its authorized common stock as authorized by Pioneer’s board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of Pioneer’s preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If Pioneer issues a new series of preferred stock, it will file a copy of the certificate of designations that contains the terms of that series with the SEC. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as Pioneer’s amended and restated certificate of incorporation, as amended, before deciding to buy shares of Pioneer’s preferred stock as described in the applicable prospectus supplement.

Pioneer’s board of directors has been authorized to provide for the issuance of shares of Pioneer’s preferred stock in multiple series without the approval of stockholders. With respect to each series of Pioneer’s preferred stock, Pioneer’s board of directors has the authority to fix the terms of such series, including, without limitation, the following:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder of such shares for each share owned if Pioneer dissolves or liquidates;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

A preferred stockholder’s rights with respect to such holder’s shares of preferred stock will be subordinate to the rights of Pioneer’s general creditors. Shares of Pioneer’s preferred stock that Pioneer issues will be fully paid and nonassessable and will not be entitled to preemptive rights unless specified in the applicable certificate of designations and prospectus supplement.

Pioneer’s ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, Pioneer could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, Pioneer could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, Pioneer’s issuance of preferred stock could adversely affect the voting power of the holders of Pioneer’s common stock. Although Pioneer’s board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of Pioneer’s stockholders, Pioneer’s board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of Pioneer’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Pioneer’s board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Pioneer’s amended and restated certificate of incorporation, as amended, provides, as authorized by Section 102(b)(7) of the DGCL, that a director of Pioneer will not be personally liable to Pioneer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Pioneer or its stockholders;

•	for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in Pioneer’s amended and restated certificate of incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Pioneer and its stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Special Charter and Bylaw Provisions

Advance Notice

Pioneer’s amended and restated certificate of incorporation, as amended, and its third amended and restated bylaws contain provisions requiring that advance notice be delivered to Pioneer of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to Pioneer’s board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to Pioneer’s Secretary not less than 60 days before the scheduled date of the annual meeting of Pioneer’s stockholders or, if later, ten days after the first public notice of the annual meeting is sent to Pioneer’s stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Pioneer’s amended and restated certificate of incorporation, as amended, and its third amended and restated bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934.

Election of Directors

Pioneer’s amended and restated certificate of incorporation, as amended, provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three or more than 21. Pioneer’s amended and restated certificate of incorporation, as amended, provides for a classified board of directors until the election of directors at the annual meeting of stockholders in 2015, consisting of three classes as nearly equal in size as practicable. As the classified board is phased out through 2015, (i) the class of directors that were elected at the annual meeting of stockholders in 2012 (“Class III”) will hold office for three years until 2015; (ii) the class of directors that were elected at the annual meeting of stockholders in 2013 (“Class I”) held office for one year until 2014; and (iii) at the annual meeting of stockholders in 2014, stockholders voted to elect directors from Class I and Class II, which directors will hold office for one year until 2015. From and after the election of directors at the annual meeting of stockholders in 2015, Pioneer’s board of directors will no longer be classified and each director will be elected for a term of one year at each annual meeting of the Pioneer stockholders beginning with the election of directors at the annual meeting of stockholders in 2015. Pioneer’s amended and restated certificate of incorporation, as amended, provides that, until the election of directors at the annual meeting of stockholders in 2015, Pioneer’s directors may be removed only for cause.

No Action by Written Consent

Pioneer’s amended and restated certificate of incorporation, as amended, provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called by Pioneer’s board of directors, but may not be called by Pioneer’s stockholders.

Fair Price Provision

Pioneer’s amended and restated certificate of incorporation, as amended, also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of Pioneer’s outstanding capital stock, referred to as a “related person.” The “fair price” provision requires the affirmative vote of the holders of:

•	at least 80% of the voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors, and

•	at least 66 2/3% of the voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors that is not beneficially owned by the related person to approve certain transactions between the related person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of Pioneer’s assets or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of Pioneer’s securities or its subsidiaries’ securities, any adoption of a plan or proposal by Pioneer of its voluntary liquidation or dissolution, certain reclassifications of Pioneer’s securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

•	any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

¡	the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

¡	not less in amount than the highest per share price paid by the related person for shares of such class or series; and

•	any transaction approved by Pioneer’s continuing directors.

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that do not satisfy the “fair price” criteria.

Amendments

In addition to any other vote required by law, the provisions of Pioneer’s amended and restated certificate of incorporation, as amended, relating to the limitation of actions taken by written consent and the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors.

Pioneer’s third amended and restated bylaws may be amended by Pioneer’s board of directors or by the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote in the election of directors.

Potential Anti-Takeover Effect

The foregoing provisions of Pioneer’s amended and restated certificate of incorporation, as amended, and Pioneer’s third amended and restated bylaws, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to Pioneer’s stockholders and of limiting any opportunity to realize premiums over prevailing market prices for Pioneer’s common stock in connection therewith. This could be the case notwithstanding that a majority of Pioneer’s stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for Pioneer’s common stock.

Stock Exchange Listing

Pioneer’s common stock is listed on the New York Stock Exchange. The trading symbol for Pioneer’s common stock is “PXD.”

DESCRIPTION OF DEPOSITARY SHARES

General

Pioneer may offer fractional shares of preferred stock, rather than full shares of preferred stock. If Pioneer does so, Pioneer may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between Pioneer and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by Pioneer. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pioneer has summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time Pioneer issues depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If Pioneer pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with Pioneer’s approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If Pioneer redeems a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and Pioneer will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and Pioneer. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or Pioneer only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Pioneer and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

Pioneer will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Pioneer will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from Pioneer that are delivered to the bank depositary and that Pioneer is required to furnish to the holders of the preferred stock.

Neither the bank depositary nor Pioneer will be liable if Pioneer is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. The obligations of the bank depositary and Pioneer under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and Pioneer will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Pioneer may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to Pioneer notice of its election to do so, and Pioneer may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

Pioneer may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Pioneer and a bank or trust company, as warrant agent. The warrant agent will act solely as Pioneer’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information Pioneer thinks is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information Pioneer thinks is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a warrant holder exercises such holder’s warrants to purchase Pioneer’s debt securities, preferred stock or common stock, the holder will not have any rights as a holder of Pioneer’s debt securities, preferred stock or common stock, as the case may be, by virtue of the holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Pioneer may issue stock purchase contracts, including contracts obligating holders to purchase from Pioneer and contracts obligating Pioneer to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which Pioneer refers to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which Pioneer refers to in this prospectus as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Pioneer to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information Pioneer thinks is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

Pioneer or Pioneer USA may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including Pioneer’s affiliates and stockholders, in a rights offering or otherwise, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds to Pioneer or Pioneer USA from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that Pioneer or Pioneer USA offers though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom Pioneer or Pioneer USA sells its securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, each of Pioneer and Pioneer USA cannot assure you of the liquidity of, or continued trading markets for, any securities that it offers.

If dealers are used in the sale of securities, Pioneer or Pioneer USA will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Pioneer or Pioneer USA will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

Pioneer or Pioneer USA may sell the securities directly. In this case, no underwriters or agents would be involved. Pioneer or Pioneer USA may also sell the securities through agents designated from time to time. In the prospectus supplement, Pioneer or Pioneer USA will name any agent involved in the offer or sale of the offered securities, and Pioneer or Pioneer USA will describe any commissions payable to the agent. Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Pioneer or Pioneer USA may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. Pioneer or Pioneer USA will describe the terms of any such sales in the prospectus supplement.

Pioneer may also make direct sales through subscription rights distributed to its existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to Pioneer’s stockholders, if all of the underlying securities are not subscribed for, Pioneer may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Pioneer or Pioneer USA. Any remarketing firm will be identified and the terms of its agreements, if any, with Pioneer or Pioneer USA and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Contracts

If Pioneer or Pioneer USA so indicates in the prospectus supplement, Pioneer or Pioneer USA may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from Pioneer or Pioneer USA at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Pioneer or Pioneer USA may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for Pioneer or Pioneer USA in the ordinary course of their businesses.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Vinson & Elkins L.L.P., Dallas, Texas, will pass upon the validity of Pioneer’s debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units and Pioneer USA’s guarantees of debt securities.

EXPERTS

The consolidated financial statements of Pioneer appearing in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Pioneer’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2013, set forth in or incorporated by reference in this prospectus are based upon reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. for our major properties in the United States and reserve reports prepared by our engineers for all other properties. The reserve audit conducted by Netherland, Sewell & Associates, Inc. for our major properties in the United States in aggregate represented 94% of our estimated proved quantities of reserves as of December 31, 2013. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

$500,000,000 3.45% Senior Notes due 2021

$500,000,000 4.45% Senior Notes due 2026

Prospectus Supplement

November 30, 2015

Joint Book-Running Managers

Goldman, Sachs & Co.

Morgan Stanley

Barclays

Deutsche Bank Securities

Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch	Citigroup	Credit Suisse	J.P. Morgan

Co-Managers

BMO Capital Markets	MUFG	RBC Capital Markets	SOCIETE GENERALE	UBS Investment Bank